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                                                                    Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION
                                       OF
                           PACKARD BIOSCIENCE COMPANY

      FIRST: The name of the corporation is Packard BioScience Company.

      SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

      THIRD: A. The nature of the business to be conducted and the purposes to be promoted by the Corporation are as follows:

            1. To engage in the development, manufacture, use, sale, purchase, and distribution of electronic or mechanical equipment, products, instruments and machinery.

            2. To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            B. The Corporation shall have all powers granted by law and all powers granted under the General Corporation Law of the State of Delaware.

      FOURTH: A. The total number and classes of shares of stock which the Corporation shall have authority to issue is (a) Fifteen Million (15,000,000) shares of Common Stock, all of which are $.01 par value and (b) One Million (1,000,000) shares of Preferred Stock, all of which are $.01 par value.

            B. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix the voting rights, if any, designations, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued shares of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not the number of shares thereof then outstanding).

            C. There shall be no preemptive rights granted to any stockholder.

            D. There shall be no cumulative voting rights granted to any stockholder.

      FIFTH: The Corporation is to have perpetual existence.
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      SIXTH: Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

      SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

            1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

            2. The original By-Laws of the Corporation shall be adopted by the incorporator unless the Certificate of Incorporation shall name the initial Board of Directors therein. Thereafter, the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, except a By-Law classifying directors for election for staggered terms, shall be voted in the Board of Directors.

            3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (b) (2) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to
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vote upon the increase or decrease in the number of authorized shares of said class.

      EIGHTH: 1. The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in another capacity while holding such office, and shall continue as to a person who had ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            2. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director in his capacity as a director; provided, however, that a director shall be liable to the extent provided by applicable law (i) for the breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

            3. Expenses incurred by an officer or director of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall be ultimately determined that such officer or director is not entitled to be indemnified by the Corporation as authorized by the Delaware General Corporation Law. Such expenses incurred by other employees and agents of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

            4. No amendment to or repeal of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal, nor shall any such amendment or repeal have any adverse effect on the right to indemnification or the obligation of the Corporation to pay in advance expenses incurred by an officer or director of the Corporation in defending any action, suit or proceeding arising out of or with respect to any acts or omissions occurring prior to such amendment or repeal.

      NINTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article NINTH.